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                                                                    EXHIBIT 99.1


INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel:  248-952-2500
Fax: 248-952-2501

(INTERMET LOGO)



                                                    NEWS RELEASE

                                                    For IMMEDIATE Release
                                                    Contact: Mike Kelly
                                                    INTERMET Corporation
                                                    248-952-2500


INTERMET ANNOUNCES PLANS TO CLOSE STURTEVANT PLANTS

HIGH COSTS AND UNDERUTILIZED CAPACITY CITED AS FACTORS; CONCESSIONS PACKAGE REJECTED BY UNION WORKERS

TROY, Mich., December 15, 2004 - INTERMET Corporation (INMTQ.PK) announced today that it intends to close its Racine (die-casting) Plant and Racine Machining Plant, both of which are located in Sturtevant, Wisconsin. The plants are expected to close during the second quarter of 2005.

The facilities currently employ 603 people, including hourly and salaried staff, and manufacture aluminum die castings for the automotive industry.

Continuing high costs at the facilities and a significant underutilization of current casting and machining capacity prompted the need for concessions, which were voted down by hourly employees represented by UAW Local 627 on Sunday, December 12, 2004.

Commenting on today's announcement, INTERMET's Chairman and CEO Gary F. Ruff said, "INTERMET's restructuring and turnaround plan called for significant changes in order to make the Sturtevant operations viable. Unfortunately, the final concessions offer we proposed to the union bargaining committee was not acceptable to the employees."

Company officials are notifying plant employees of the decision to close the plants and will be meeting with representatives of UAW Local 627 to discuss the effects of the closures.

The company expects to record costs related to the closures of $13 million to $16 million during the fourth quarter of 2004, and expects to incur additional related costs during the wind-down period.

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INTERMET Corporation
December 15, 2004
Page 2

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 5,800 employees worldwide. More information is available on the Internet at www.intermet.com. Specific information relating to the Chapter 11 cases filed by INTERMET and certain of its domestic subsidiaries can be found on the Internet at www.administar.net.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "intends," "expected," "expects," and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.

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